Exhibit 99.2
The RealReal Second Quarter 2023 Stockholder Letter
August 8, 2023

Dear Stockholders,

Today, we reported financial results for the second quarter of 2023, with gross merchandise value (“GMV”) and revenue exceeding the mid-point of our guidance, and Adjusted EBITDA exceeding the high-end of our guidance range. Our strategic shift to re-focus on the higher-margin portion of the consignment business is showing results. During the second quarter, we continued to transition away from company-owned inventory and consigned items that sell for under $100. These actions resulted in higher average order value (“AOV”), a higher gross margin rate, reduced company-owned inventory, and a smaller Adjusted EBITDA loss compared to the prior year period.

For the second quarter of 2023, we generated GMV of $423 million, a year-over-year decrease of 7%, and revenue of $131 million, a year-over-year decrease of 15%. These GMV and revenue trends are primarily the result of our actions to limit transactions involving company-owned inventory and lower-value consigned items that are unprofitable to The RealReal. As a result of these actions, our AOV increased 10% year-over-year, and at $537 in the second quarter exceeded our previous COVID-era records. In addition, second quarter gross margin was 65.9%, representing an improvement of 908 basis points year-over-year. We view the shift to a higher gross margin rate as a structural change to our business model. Therefore, we believe the changes implemented in 2023 will reset the company to a slightly smaller but more profitable business. With this new margin structure, we expect to return to profitable top-line growth next year.

Our second quarter 2023 Adjusted EBITDA was $(22) million, or (17)% of total revenue, compared to $(29) million, or (19)% of total revenue in the second quarter of 2022. We ended the second quarter of 2023 with $206 million of cash and cash equivalents, and restricted cash.1 At the end of the second quarter, net inventory was $26 million, a decrease of $5 million compared to the end of the first quarter of 2023, and a decrease of $17 million compared to the end of 2022.

We continue to make progress on our key initiatives: (1) grow profitable supply, (2) improve efficiency, and (3) pursue new revenue streams. We believe these initiatives have already begun to drive improved financial and operational results and remain critical to achieving our path to profitability.

In regard to growing profitable supply, in late 2022 we updated our consignor commission rates with the goals of optimizing our take rate, limiting consignment of lower-value items, and increasing consignment of higher-value items. While we believe the changes we made were effective in achieving the stated goals, there remains more work to do. We believe there is further opportunity to drive mid-value supply. As a result, we continue to test and refine our commission rates and personalized promotions within the various price tranches and consignor cohorts. We will provide updates on our progress in the coming quarters.

As a supply constrained business, we regularly investigate new ways to unlock incremental consignment supply. We believe we may be able to efficiently generate supply, at a lower operational cost, through trusted supply partnerships. While we are early in the process, we are optimistic about the opportunities to
1We did not renew our $50 million revolver with PacWest. Starting in the second quarter of 2023, $16.8 million in letters of credit collateral for office leases previously backed by the PacWest revolver is now secured by cash and classified as restricted cash on the balance sheet.

unlock this additional supply for our millions of members. We look forward to discussing these opportunities in more detail in the coming quarters.

The second key initiative, to improve efficiency, is focused on our operations, including authentication, product intake, and product pricing. For years, we have been developing technology that enables us to continue to scale the business in a cost-efficient manner. For instance, we are on-track for nearly half of all handbags to be first-pass authenticated with the help of artificial intelligence by the end of 2023. Additionally, we are refining our product intake process to be more efficient through improvements in product attribution. We are also using AI to assist our pricing team to optimize our product pricing algorithms. This technology is part of the expert service we offer our consignors, enabling them (and The RealReal) to get the best price for their luxury goods. Taken together, we believe we are the market-making leader for luxury resale to cost-efficiently provide world-class service to our consignors and buyers.

Regarding the third key initiative of new revenue streams, we are pursuing opportunities to capitalize on our highly engaged member base. For instance, we are currently testing on-site advertising, which we hope will be a way to monetize our billions of impressions while ensuring a brand-consistent experience for our members. We look forward to providing more details in the coming quarters.

With regard to our outlook and based on market conditions as of August 8, 2023, we are updating our full year 2023 guidance today and providing the following guidance for the third quarter 2023 for GMV, total revenue and Adjusted EBITDA:

	Q3 2023	Full Year 2023
GMV	$385 - $415 million	$1.725 billion - $1.775 billion
Total Revenue	$120 - $130 million	$540 - $560 million
Adjusted EBITDA	$(18) - $(15) million	$(72) - $(66) million

Notably, we continue to project that The RealReal will be profitable on a full year Adjusted EBITDA basis in 2024.

Over the past few quarters, we made significant changes to our business strategy and tactics, and we believe we are well-positioned to capitalize on our consignment business model as we continue to lead the luxury resale space.

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations including payroll tax expense on employee stock transactions that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

Executive Summary & Key Takeaways

▪Second Quarter 2023 Adjusted EBITDA Better Than Anticipated: Today, we reported financial results for the second quarter of 2023, with GMV and revenue exceeding the mid-point of our guidance and Adjusted EBITDA exceeding the high end of our guidance range.

▪Key Initiatives Driving Improved Results: The key initiatives are (1) grow profitable supply, (2) improve efficiency, and (3) pursue new revenue streams. These initiatives continue to be critical to achieving our path to profitability.

▪Guidance for Third Quarter and Full Year 2023: Today, we provided forward-looking financial guidance for the third quarter of 2023 and updated our full year 2023 guidance.

▪Timeline to Profitability: We continue to believe we are on track to achieve Adjusted EBITDA profitability on a full year basis in 2024.

In closing, I want to thank our team at The RealReal for their efforts to fulfill our mission, live out our values and obsess over client service. Importantly, we want to thank our more than 33 million members as they join us as we extend the life of luxury and make fashion more sustainable.

Sincerely,
John E. Koryl
CEO of The RealReal

Exhibit 99.2
Forward Looking Statements
This stockholder letter contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “target,” “contemplate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the impacts of recent geopolitical events and uncertainty surrounding macro-economic trends, disruptions in the financial industry, inflation and the COVID-19 pandemic, our ability to achieve anticipated savings in connection with our real estate reduction plan and associated workforce reduction, our ability to efficiently drive growth in consignors and buyers through our marketing and advertising activity, our ability to successfully implement our growth strategies and their capacity to help us achieve profitability or generate sustainable revenue and profit, and our financial guidance, timeline to profitability, and long-range financial targets and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, the impact of the COVID-19 pandemic on our operations and our business environment, inflation, macroeconomic uncertainty, disruptions in the financial industry, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.
More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this stockholder letter and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), free cash flow, non-GAAP net loss attributable to common stockholders, non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.

We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax on employee stock transactions, restructuring charges, CEO transition costs, and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA as a percentage of total revenue for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total revenue	$130,855	$154,435	$272,759	$301,135
Adjusted EBITDA Reconciliation:
Net loss	$(41,330)	$(53,165)	$(123,830)	$(110,577)
Depreciation and amortization	7,965	6,696	15,786	13,060
Interest income	(2,404)	(260)	(4,457)	(358)
Interest expense	2,678	2,675	5,345	5,339
Provision for income taxes	114	33	200	33
EBITDA	(32,977)	(44,021)	(106,956)	(92,503)
Stock-based compensation (1)	8,766	13,665	17,757	26,179
CEO separation benefits (2)	—	902	—	902
CEO transition (3)	—	566	159	566
Payroll taxes expense on employee stock transactions	24	70	68	275
Legal settlement	—	—	1,100	304
Restructuring charges (4)	1,864	275	38,252	275
Other (income) expense, net	—	(266)	—	(127)
Adjusted EBITDA	$(22,323)	$(28,809)	$(49,620)	$(64,129)
Adjusted EBITDA (% of revenue)	(17.1)%	(18.7)%	(18.2)%	(21.3)%
(1) The stock-based compensation expense for the three and six months ended June 30, 2022 includes a one-time charge of $1.0M related to the modification of certain equity awards pursuant to the terms of the transition and separation agreement entered into with our founder, Julie Wainwright, in connection with her resignation as Chief Executive Officer ("CEO") on June 6, 2022 (the "Separation Agreement").
(2) The CEO separation benefit charges for the three and six months ended June 30, 2022 consists of base salary, bonus and benefits for the 2022 fiscal year, as well as an additional twelve months of base salary and benefits payable to Julie Wainwright pursuant to the Separation Agreement.
(3) The CEO transition charges for the three and six months ended June 30, 2022 consist of general and administrative fees, including legal and recruiting expenses, as well as retention bonuses for certain executives incurred in connection with our founder's resignation. The CEO transition charges for the six months ended June 30, 2023 consists of retention bonuses for certain executives incurred in connection with our founder's resignation on June 6, 2022.
(4) The restructuring charges for the three and six months ended June 30, 2022 consists of employee severance payments and benefits. The restructuring charges for the three and six months ended June 30, 2023 consists of impairment of right-of-use assets and property and equipment, employee severance charges, and other charges, including legal and transportation expenses.
5